                                   KIRKLAND & ELLIS
                   PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                               200 East Randolph Drive
                               Chicago, Illinois 60601

To Call Writer Direct:               312 861-2000                    Facsimile:
     312 861-2000                                                   312 861-2200

                                                                     EXHIBIT 5.1

                                    October 16, 1998

Tower Automotive Capital Trust
Tower Automotive, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402

          Re: Tower Automotive Capital Trust; Tower Automotive, Inc. Registration Statement on Form S-3 (Registration No. 333-62919)
               -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Tower Automotive Capital Trust, a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, Section 3810) (the "Trust"), and Tower Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of the resale by the holders thereof of: (i) 5,175,000 shares of 6-3/4% Convertible Trust Preferred Securities (the "Preferred Securities") (liquidation amount $50 per Preferred Security) of the Trust; (ii) $258,750,000 aggregate principal amount of 6-3/4% Convertible Subordinated Debentures due 2018 of the Company (the "Debentures"); (iii) shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company initially issuable upon conversion of the Debentures and the Preferred Securities (the "Conversion Shares"); and (iv) the rights of holders of the Preferred Securities under a guarantee (the "Preferred Securities Guarantee") by the Company.

     The Preferred Securities were issued pursuant to an Amended and Restated Declaration of Trust, dated June 9, 1998 (the "Declaration"), among the Company, as sponsor and as the issuer of the Debentures held by the Property Trustee (as defined below) of the Trust, First Chicago Delaware, Inc., as Delaware trustee, The First National Bank of Chicago, as property trustee (the "Property Trustee"), and the administrative trustees named therein. The Preferred Securities Guarantee was pursuant to a Preferred Securities Guarantee Agreement, dated June 9, 1998 (the "Guarantee Agreement"), by the Company, as guarantor. In connection with any conversion of a Preferred Security by the holder thereof, such Preferred Security will be exchanged for the appropriate principal amount of Debentures held by the Trust, which will, in turn, be immediately converted into

Tower Automotive Capital Trust
Tower Automotive, Inc.
October 16, 1998
Page 2


shares of Common Stock at the then applicable rate, as further described in the Declaration and the Indenture (as defined below).

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement on Form S-3 (Registration No. 333-62919) filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on September 4, 1998 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on June 3, 1998; (iii) the Declaration (including the designations of the terms of the Preferred Securities annexed thereto); (iv) the Preferred Securities and specimen certificates thereof; (v) the Guarantee Agreement; (vi) the junior convertible subordinated indenture dated June 9, 1998 (the "Indenture"), between the Company and The First National Bank of Chicago, as indenture trustee, pursuant to which the Debentures were issued; (vii) a specimen Debenture; (viii) a specimen certificate representing the Common Stock; (ix) the Purchase Agreement, dated June 3, 1998, entered into among the Company, the Trust and Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated, Merrill Lynch & Co. and PaineWebber Incorporated relating to, among other things, the sale of the Preferred Securities; (x) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (xi) the Amended and Restated By-Laws of the Company, as presently in effect; and (xii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Debentures and the Preferred Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had

Tower Automotive Capital Trust
Tower Automotive, Inc.
October 16, 1998
Page 3

the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

     Members of our firm are admitted to the bar in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware (including the judicial interpretations thereof by the Delaware courts) and the federal laws of the United States to the extent set forth herein.

     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. The Guarantee Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. The issuance and sale of the Debentures has been duly authorized and the Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

Tower Automotive Capital Trust
Tower Automotive, Inc.
October 16, 1998
Page 4

     3. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Debentures and, when certificates representing the Conversion Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the holders of the Preferred Securities upon conversion thereof in accordance with the terms of the Declaration and the Indenture, such Conversion Shares will be validly issued, fully paid and nonassessable.

     Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and
(iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. "Other commonly recognized statutory and judicial constraints on enforceability" include but are not limited to doctrines that: limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness; provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; limit the availability of a remedy under certain circumstances where another remedy has been elected; provide a time limitation after which a remedy may not be enforced; limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale; limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party; may, where less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed change; govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; and may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

     We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is

Tower Automotive Capital Trust
Tower Automotive, Inc.
October 16, 1998
Page 5

required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the effective date of the Registration Statement unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                                   Very truly yours,

                                   /s/ Kirkland & Ellis

                                   KIRKLAND & ELLIS